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                                                                     EXHIBIT 5.1



                                  August 10, 1998



EMC Corporation
35 Parkwood Drive
Hopkinton, MA 01748

Ladies and Gentlemen:

    We have served as special counsel to EMC Corporation, a Massachusetts corporation (the "Company"), in connection with the registration on Form S-8 of up to (i) 36,492 shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") under the Millennia III, Inc. 1996 Stock Option Plan (the "Plan"); and (ii) 100,000 shares of Common Stock under stock option agreements issued to employees of certain subsidiaries of the Company (the "Agreements").

    As such counsel, we have examined the registration statement on Form S-8 to which a copy of this opinion will be attached as an exhibit, the Plan, the Agreements, the corporate records of the Company, including its charter, By-laws, minutes of meetings of its Board of Directors and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

    Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

    1. The Company is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts.

    2. The Company is authorized to issue 750,000,000 shares of Common Stock and 25,000,000 shares of preferred stock having a par value of $.01 per share.

    3. The shares of Common Stock proposed to be issued pursuant to the Registration Statement, when sold in accordance with the terms of the Plan and the Agreements, as the case may be, will be legally issued, fully paid and non-assessable.

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EMC Corporation
July 10, 1998
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                  Very truly yours,

                                  /s/ Hutchins Wheeler & Dittmar
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                                  HUTCHINS, WHEELER & DITTMAR
                                  A Professional Corporation